United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014
ePlus inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 984-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2014, the Compensation Committee of the Board of Directors of ePlus inc. (the "Company”) approved Amendment No. 3 ("Amendment No. 3") to the Employment Agreement (the "Employment Agreement") between the Company and Phillip G. Norton, the Company’s Chairman, Chief Executive Officer and President, effective on October 1, 2011, and as subsequently amended effective August 1, 2012 and July 31, 2013.

The only modification made by Amendment No. 3 is to extend the employment term through July 31, 2016.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 11, 2014, the Board of Directors (the “Board”) of the Company approved the following amendment to the Company’s Amended and Restated Bylaws (the “Amendment”):

•	Section 3.9(A), which required Board approval prior to the Company making certain levels of capital expenditures, was removed in its entirety.

The Amendment was effective February 11, 2014.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

3.1	ePlus inc. Amended and Restated Bylaws, as amended on February 11, 2014

10.1	Amendment No. 3 to Employment Agreement dated February 14, 2014, by and between ePlus inc. and Phillip G. Norton

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: February 18, 2014